FS Investment Corporation III 8-K

Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AGREEMENT

This AMENDMENT NO. 1 TO LOAN AGREEMENT, dated as of September 8, 2015 (this “Amendment”), among JEFFERSON SQUARE FUNDING LLC, a Delaware limited liability company, as borrower (the “Company”); the Financing Providers party hereto; CITIBANK, N.A. (“Citibank”), in its capacity as collateral agent (in such capacity, the “Collateral Agent”); VIRTUS GROUP, LP, in its capacity as collateral administrator (in such capacity, the “Collateral Administrator”); Citibank, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Financing Providers hereunder (in such capacity, the “Administrative Agent”), amends the Loan Agreement, dated as of May 8, 2015 (the “Loan Agreement”), among the Company, the Financing Providers party thereto, the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Administrative Agent.

WHEREAS, the Company, the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Administration Agent desire to the amend the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto mutually agree as follows:

SECTION 1.  Defined Terms. For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement.

SECTION 2.  Amendments to the Loan Agreement.

a.       Amendments to Defined Terms:

                                                                                       i.      The definition of “Ramp-Up Period” is hereby deleted in its entirety and replaced with

“Ramp-Up Period” means the period from and including the Effective Date to, but excluding, November 10, 2015.”

                                                                                      ii.      The following new definition of “Unused Fee” is hereby added:

“Unused Fee” means (i) with respect to any date during the period beginning on September 8, 2015 and continuing through the last day of the Ramp-Up Period, the 1% per annum on the excess of the Financing Commitment over the average aggregate Advances as of such date, if any, and (ii) with respect to any other date, $0.

b.       The first sentence of Section 4.03(c) is hereby deleted in its entirety and replaced with the following:

Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part (i) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (ii) upon the occurrence of a Repayment Event, (iii) in connection with a Coverage Event Cure or (iv) subject to the payment of the premium described in Section 4.03(d), on the last day of any Calculation Period; provided that, the Company may not prepay any outstanding Advances pursuant to this Section 4.03(c)(iv) prior to the 26-month anniversary of the date hereof.

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c.        The following new Section 4.07 is hereby added:

Section 4.07 Unused Fee.

Accrued Unused Fees shall be payable in full in cash by the Company to the Administrative Agent for the account of each Lender on each Interest Payment Date and on the Maturity Date. All Unused Fees shall be fully earned when paid and nonrefundable under any circumstances.

SECTION 3.  Effect of this Amendment. The Loan Agreement is in all respects modified and amended in accordance herewith, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under the Loan Agreement of the Company, the Financing Providers party thereto, the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Administrative Agent are hereby determined, exercised and enforced subject in all respects to the modifications and amendments, and all the terms and conditions of this Amendment are hereby deemed to be part of the terms and conditions of the Loan Agreement for any and all purposes.

SECTION 4.  Governing Law. This Amendment will be governed by and construed in accordance with the law of the State of New York.

SECTION 5.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6.  Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

JEFFERSON SQUARE FUNDING LLC, as Company

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Louis Cerotta
Name: Louis Cerotta
Title: Executive Director

CITIBANK, N.A., as Collateral Agent

By:	/s/ Thomas J. Varcados
Name: Thomas J. Varcados
Title: Vice President

CITIBANK, N.A., as Securities Intermediary

By:	/s/ Thomas J. Varcados
Name: Thomas J. Varcados
Title: Vice President

VIRTUS GROUP, LP, as Collateral Administrator

By:	/s/ Joseph U. Elston
Name: Joseph U. Elston
Title: Partner

The Financing Providers

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Lender

By:	/s/ Louis Cerotta
Name: Louis Cerotta
Title: Executive Director